EXHIBIT 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), between Standard Gold, Inc., a Colorado corporation (the “Company”), and Stephen E. Flechner, a Colorado resident (the “Executive”) is entered into effective April 1, 2010 (the “Effective Date”).

INTRODUCTION

The Company desires to employ Executive, and Executive desires to be employed by the Company as the Company’s President pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Executive, each intending to be legally bound, hereby agree as follows:

1.  Employment.  Subject to all of the terms of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment as President and agrees to serve the Company with undivided loyalty and to the best of his ability.

2.  Term.

(a)  Initial Term.  The “Initial Term” of the Executive’s employment shall commence on the Effective Date and shall continue for a period of twelve (12) consecutive calendar months as an at-will employment relationship or until the date the Executive’s employment terminates pursuant to Section 10 hereof.

(b)  Additional Term.  After the Initial Term, and unless Executive’s employment has been terminated pursuant to Section 10 or either party has provided to the other party 30-days’ written notice prior to the end of the Initial Term or any Additional Term that such party does not wish to extend the Agreement, the term of this Agreement shall be renewed automatically for successive one-year terms (each an “Additional Term”, and collectively with the Initial Term, the “Term”).

3.  Duties.  Executive shall serve as the Company’s President and shall report to and perform, subject to the direction of the Company’s Board of Directors (the “Board”) and Chief Executive Officer (the “CEO”), duties that are usual, customary and in a manner reasonably expected of a President (including attending meetings of the Board of Directors) and as otherwise may be directed by the Board from time to time. It is specifically understood and agreed that Executive may continue his limited part time consulting for Cronus Resources Ltd (CZR on TSXv as Director re gold in Columbia), Eureka Properties LLC (private investment in rural Utah land), Oriental Minerals Inc (OTL on TSXv re tungsten/moly/gold in Korea), and Wits Basin Precious Metals Inc. or undertake new part-time directorships, provided that (i) such endeavors shall not interfere with the terms of this Agreement, including without limitation Sections 7 and 8 and (ii) Executive shall provide the Company prior written notice of any directorships Executive intends to accept during the Term.

4.  Compensation.  During the Term, the Executive shall receive the following (collectively, the “Compensation”):

(a)  Base Salary.  In consideration for Executive’s services under this Agreement, the Company hereby agrees to pay Executive base compensation of $10,000 per month (the “Base Salary”) (or prorated for ay lesser portion of a month), payable in advance on the first day of each month during the Term hereof commencing April 1, 2010.

(b)  Bonus.  Subject to the discretion of the Compensation Committee of the Board, Executive shall be eligible to receive an annual bonus (the “Bonus”) based upon his performance on behalf of the Company during any calendar year during the Term, such Bonus payable within 90 days following the end of such calendar year.  The Bonus, if any is declared, shall be payable by the Company in the form of cash or through the issuance of stock, as determined by the Company in its sole discretion.

(c)  Options.  Subject to the approval of the Board, the Company shall grant Executive a ten-year option to purchase up to 800,000 shares of the Company’s common stock (the “Option”), at an exercise price equal to the Fair Market Value of the Company’s stock on the OTC Bulletin Board on the date of grant.  The Option shall vest ratably in three equal annual installments commencing on the date of grant and then on each of the first and second annual anniversaries thereof, subject to acceleration (i) at such time as the Fair Market Value of the Company’s stock remains above $3 for 30 consecutive days, (ii) upon Executive’s death, (iii) upon a Change of Control of the Company, or (iv) upon the Company’s termination of Executive for any reason other than Cause (as defined in Section 10(b)).  The Option shall further include other standard terms as set forth in a stock option agreement to be entered into by Executive and the Company.  For purposes of this Agreement, “Fair Market Value” shall mean: (i) if the Company’s common stock is listed on an exchange or quoted on an over-the-counter market (including the OTC Bulletin Board), the closing price of such common stock on such date; or (ii) if the Company’s common stock is not listed on an exchange or quoted on an over-the-counter market, the fair market value of such common stock as determined by the Board, acting in good faith utilizing customary business valuation criteria and methodologies (without discount for lack of marketability or minority interest).  For purposes of this Agreement, “Change of Control” shall mean (i) the acquisition, directly or indirectly, following the date hereof by any person, in one transaction or a series of related transactions, of securities of the Company representing in excess of 50% or more of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliates do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company, whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise, of all or substantially all of the Company’s business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

5.  Benefits.  During the Term, Executive shall be entitled to the employee benefits as provided by the Company (the “Benefits”). The Company reserves the right, in its sole discretion, to alter the terms of such benefits at any time and from time to time.

6.  Reimbursement.  The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred by Executive (“Expenses”) on the Company’s behalf or in relation to performance of his duties, including but not limited to expenses for travel, lodging, meals, materials, blackberry, long distance phone charges, fedex, and supplies.  Notwithstanding the foregoing, Executive must provide the Company receipts for such Expenses and properly account to the Company all such Expenses in accordance with the rules and regulations of the Internal Revenue Service under the Internal Revenue Code of 1986, as amended, and in accordance with any standard policies of the Company relating to reimbursement of Expenses as such policies exist or may be implemented in the future.

7.  Confidentiality.  Except as specifically permitted by an authorized officer of the Company or by written Company policies, Executive will not, either during or after his employment by the Company, use Confidential Information (as defined below) for any purpose other than the business of the Company or disclose it to any person who is not also an executive of the Company unless authorized by the Board. When Executive’s employment with the Company ends, Executive will (upon written request from the Company) promptly deliver to the Company or destroy, at the option of the Company, all records and any compositions, articles, devices, apparatuses and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in Executive’s possession, regardless of who prepared them and will promptly deliver any other property of the Company in Executive’s possession, whether or not Confidential Information. As used in this Section 7, “Confidential Information” means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary, including information known by Executive prior to the Effective Date. Any information that Executive reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Executive or others originated it and regardless of how the Executive obtained it).  The terms of this provision shall survive any termination or expiration of this Agreement.

8.  Restrictive Covenants.

(a)  Non-Solicitation.  Executive agrees that, during the Term and for a period of one year following the termination of Executive’s employment with the Company (for any reason or no reason), Executive will not, without the prior written consent of the Company, directly or indirectly, do or commit any of the following acts:

(i)  Induce, entice, hire or attempt to hire, employ or otherwise contract with any employee or independent contractor of the Company; provided, that Executive may contract with independent contractors for matters that are not related to the business activities of the Company.

(ii)  Induce, or attempt to induce, any employee or independent contractor of the Company to leave the employ or cease doing business with the Company.

(iii)  Induce, or attempt to induce, any customer, supplier, vendor or any other person to cease doing business with the Company.

(iv)  Induce or attempt to induce any individual to violate any agreement with the Company.

(b)  Non-Competition.

(i)  Executive agrees that, during the Term, Executive will not, without the prior written consent of the Company, directly or indirectly, render services, advice or assistance to any corporation, person, organization or other entity which engages in the mining business (except as permitted under Section 3 hereof), as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member shareholder (other than being a shareholder of a corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, where the shareholder’s total holdings are less than three percent (3%)).

(ii)  Executive agrees that, for a period of one year following the termination of Executive’s employment with the Company (for any reason or no reason), Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or on behalf of any corporation, person, organization or other entity as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member shareholder (other than being a shareholder of a corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended where the shareholder’s total holdings are less than three percent (3%)), engage in or otherwise have an interest in any business carried on in direct competition with the Company or any of its affiliates with respect to any project of the Company or any of its affiliates (which shall for purposes of this Agreement include any projects located within 2 miles of a project of the Company or its affiliates) for which Executive was involved on behalf of the Company or for which Executive received confidential information .

9.  Dispute Resolution.  Any dispute arising out of or related to Executive’s employment with the Company or this Agreement or any breach or alleged breach hereof by either party shall be governed by the laws of Colorado and resolved in the Colorado State Courts in Denver, Colorado, and the parties hereto hereby submit to such jurisdiction.

10.  Termination of Employment.  Except as expressly provided to the contrary in this section or applicable law, Executive’s rights to Compensation shall cease on the date his employment under this Agreement terminates except as to unpaid Compensation, Benefits or reimbursement of Expenses  for which Executive is eligible pursuant to Sections 4, 5 and 6 above.

(a)  This Agreement shall terminate in its entirety immediately upon the death of Executive except as provided above and in section 11(a) below.

(b)  The Company or Executive may terminate employment under this Agreement at any time, with or without Cause (as defined below) with a 30-day written notice of termination to the other party. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party.  For the purposes of this Agreement, “Cause” shall mean (i) the commission of embezzlement, theft or other dishonest or fraudulent acts of a material nature; (ii) material misconduct in respect of the duties or obligations of Executive under this Agreement, including, without limitation, insubordination with respect to directions received from the Board or CEO; (iii) conviction of a felony or a misdemeanor involving a crime of moral turpitude (including entry of a nolo contendere plea); (iv) willful malfeasance or gross negligence which has a material adverse effect on the Company or its business or any affiliate of the Company, including, but not limited to, any officer, director, Executive or shareholder of the Company; provided that the Company gives notice thereof identifying the conduct alleged and, if such action is capable of cure, gives Executive 10 business days to cure; or (v) a material breach by Executive of any provision of this Agreement that is not cured within 10 business day after written notice thereof is given to Executive by the Company. The requirement to relocate to a different city, state or country shall not be deemed Cause.

(c)  If Executive’s employment is terminated for any reason other than due to Executive’s death or for Cause, then the Company (or its successor) shall pay executive any accrued and unpaid Compensation earned or right to reimbursement of Expenses as of the date of termination plus $60,000 as severance, unless such termination is within 3 months of the Effective Date, in which case the severance payment shall be equal to $20,000 multiplied by the number of full months that Executive has been employed hereunder.

11.  General Provisions.

(a)  Successors and Assigns.  This Agreement is binding on and inures to the benefit of the Company’s successors and assigns, all of which are included in the term the “Company” as it is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. Any rights to unpaid Compensation, Benefits or reimbursement for Expenses that Executive has earned or is otherwise entitled under this Agreement inures to the benefit of Executive’s heirs in the event of his demise.

(b)  Amendment.  This Agreement may be modified or amended only by a written agreement signed by both the Company and Executive.

(c)  Governing Law.  The laws of Colorado will govern the validity, construction, and performance of this Agreement, without regard to any choice of law or conflict of law rules.

(d)  Construction.  Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, which provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(e)  No Waiver.  No failure or delay by either the Company or Executive in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(f)  Captions.  The headings in this Agreement are for convenience only and shall not affect this Agreement’s interpretation.

(g)  References.  Except as otherwise required or indicated by the context, all references to Sections in this Agreement refer to Sections of this Agreement.

(h)  Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement. In the case of any conflict between the terms of this Agreement and any other agreement, writing or understanding, this Agreement will control.

(i)  Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified first class mail, postage prepaid, and shall be effective upon delivery if hand delivered, or three days after mailing if mailed to the addresses stated below. These addresses may be changed at any time by like notice:

If to the Company:	Standard Gold, Inc.
c/o Wits Basin Precious Minerals Inc.
900 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-8773

If to Executive:	Stephen E. Flechner
1337 S. Fillmore St.
Denver, CO. 80210

(j)  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party. In making proof of this Agreement, however, it will be necessary to produce only one copy signed by the party to be charged.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned Executive and the Company have executed this Agreement effective as of the Effective Date.

Standard Gold, Inc.		Executive
a Colorado corporation

By:	/s/ Stephen D. King	/s/ Stephen E. Flechner
	Stephen D. King	Stephen E. Flechner
Its: CEO